EXHIBIT 5.01


                      PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                   LETTERHEAD


                                          December 18, 1997


Star Multi Care Services, Inc.
99 Railroad Station
Hicksville, New York 11801

Gentlemen:

          We have acted as counsel to Star Multi Care Services, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 100,000 shares of Common Stock, par value $.001 per share, of the Registrant (the "Shares"), subject to the Registrant's 1997 Non-Employee Director Stock Option Plan (the "Plan").

          In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

          Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of options granted or to be granted under the Plan will be, when issued and paid for pursuant to the provisions of the Plan, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         /s/ Parker Chapin Flattau & Klimpl, LLP
                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP